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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): MAY 31, 2001




                         SYBRON DENTAL SPECIALTIES, INC.
             (Exact name of registrant as specified in its charter)


                                     1-16057
                            (Commission file number)

            DELAWARE                                33-0920985
  (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)


               1717 WEST COLLINS AVENUE, ORANGE, CALIFORNIA 92867
               (Address of principal executive offices) (Zip Code)


                                 (714) 516-7400
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

                      ACQUISITION OF HAWE NEOS HOLDING S.A.

     On May 31, 2001, we acquired all of the capital stock of Hawe Neos Holding S.A. for approximately $45 million in cash. The acquisition was financed through our existing credit facilities, as amended.

     A portion of the purchase price has been placed in escrow to secure the seller's indemnification obligations to us. We have agreed to indemnify the seller against tax liability which the seller might incur if we were to take future actions that would cause the acquisition to be treated as a partial or total liquidation of Hawe Neos under Swiss law. We have no intention of taking any such actions.

     Hawe Neos is a Swiss manufacturer and wholesaler of consumable dental products. Hawe Neos had net sales of approximately $16.8 million in calendar year 2000, based on the exchange rate between Swiss francs and U.S. dollars on May 23, 2001. Approximately 80% of Hawe Neos' sales are concentrated in Europe, mainly in Switzerland, Germany, and Austria, and about 10% are in the United States.

Hawe Neos' products fall into three main categories:

     Prevention, which includes polishing brushes, polishing strips, prophy paste, prophy cups, and diamond polishing systems;

     Restoration, which includes matrix bands used in restorative products and wedges used to separate teeth prior to placing the matrix bands; and

     Pharmaceutical, which includes chlorhexidine based antimicrobial gels, chlorhexidine based antimicrobial rinses, and whitening toothpaste.

     Prevention products make up approximately 34% of Hawe Neos' sales, restoration products approximately 31% of sales, and pharmaceutical products approximately 35% of sales.


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                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statement of income for the six months ended March 31, 2001 supplements the unaudited pro forma combined financial information contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and the pro forma data contained in our press release announcing our second quarter results dated April 30, 2001.

     Prior to December 11, 2000, we were a wholly owned subsidiary of Sybron International Corporation, which is now known as Apogent Technologies Inc. ("Apogent"). On December 11, 2000, Apogent spun off its dental business by way of a pro rata distribution to its shareholders of all of our outstanding common stock together with related preferred stock purchase rights. As a result of the spin-off, we became an independent, publicly traded company. All our historical combined and consolidated financial statements prior to December 11, 2000 relate to periods in which the various spun-off businesses operated as direct or indirect subsidiaries of Apogent.

     Our unaudited pro forma consolidated statement of income for the six months ended March 31, 2001 presents our pro forma consolidated results of operations assuming the transactions contemplated by the spin-off, including borrowings in the amount of $375 million incurred by us in connection with the spin-off, had been completed as of the beginning of the period presented, and includes all material adjustments necessary to restate our historical results on a pro forma basis. It does not reflect the impact our acquisition of Hawe Neos Holdings
S.A. would have had if it had occurred as of the beginning of the period presented, as that acquisition does not constitute a "significant" acquisition for purposes of item 2 of Form 8-K.

     The data in this unaudited pro forma consolidated statement of income differs from the pro forma results contained in our April 30, 2001 press release. Article 11 of Regulation S-X of the Securities and Exchange Commission requires additional pro forma adjustments which are presented herein, including adjustments to reflect the impact of the $375 million in borrowings incurred in connection with the spin-off, without reduction of debt from cash collected, at a weighted average interest rate equal to our actual average rate incurred from December 12, 2000 to March 31, 2001. See note (c) to the notes to the unaudited pro forma consolidated statement of income presented herein.

     The unaudited pro forma consolidated statement of income presented herein also includes other adjustments required to reflect our company as if we were an independent, publicly traded company as further described in the notes to the unaudited pro forma consolidated statement of income.

     Our unaudited pro forma consolidated financial data should be read in conjunction with our historical combined and consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. The unaudited pro forma consolidated financial data presented is for informational purposes and may not necessarily be indicative of our future results of operations or reflect what the results of operations would have been had we operated as an independent, publicly traded company during the period presented.

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                Sybron Dental Specialties, Inc. and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                     For the Six Months Ended March 31, 2001

                                                                                  Pro Forma
                                                                 Historical      Adjustments         Pro Forma
                                                                 ----------      -----------         ---------
                                                                      (In thousands, except per share data)
Net sales                                                         $ 209,222           $   -          $209,222
Cost of sales:
  Cost of product sold                                               91,286               -            91,286
  Depreciation of purchase accounting adjustments                        54               -                54
                                                                 ----------      ----------         ---------
   Total cost of sales                                               91,340               -            91,340
Gross profit                                                        117,882               -           117,882
Selling, general and administrative expenses                         64,166               - (a)        64,166
Apogent charges                                                         730            (730)(b)             -
Depreciation and amortization of purchase accounting
   adjustments                                                        4,285               -             4,285
                                                                 ----------      ----------         ---------
   Total selling, general and administrative expenses                69,181            (730)           68,451
Operating income                                                     48,701             730            49,431
Other income (expense):
   Interest expense                                                 (16,703)         (2,325)(c)       (19,028)
   Interest income - Apogent                                             59             (59)(d)             -
  Amortization of deferred financing fees                              (303)            (92)(e)          (395)
  Other, net                                                            (86)              -               (86)
                                                                 ----------      ----------         ---------
Income before income taxes and extraordinary item                    31,668          (1,746)           29,922
Income taxes                                                         12,826            (698)(f)        12,128
                                                                 ----------      ----------         ---------
Income before extraordinary item                                     18,842          (1,048)           17,794
Extraordinary item, net of tax                                          498            (498)(g)             -
                                                                 ----------      ----------         ---------
Net Income                                                       $   18,344      $     (550)        $  17,794
                                                                 ==========      ==========         =========
BASIC EARNINGS PER SHARE:
  Basic earnings per share before extraordinary item             $     0.54      $    (0.03)        $    0.51
  Extraordinary item                                                  (0.02)           0.02                 -
                                                                 ----------      ----------         ---------
  Basic earnings per share                                      $      0.52      $    (0.01)        $    0.51
                                                                 ==========      ==========         =========
DILUTED EARNINGS PER SHARE:
  Diluted earnings per share before extraordinary item          $      0.53      $    (0.03)        $    0.50
  Extraordinary item                                                  (0.02)           0.02                 -
  Diluted earnings per share                                    $      0.51      $    (0.01)        $    0.50
                                                                 ==========      ==========         =========
Basic shares outstanding                                             35,122          35,122            35,122
Effect of exchange of employee stock options                            689             689               689
                                                                 ----------      ----------         ---------
Diluted shares outstanding                                           35,811          35,811            35,811
                                                                 ==========      ==========         =========

 See accompanying notes to unaudited pro forma consolidated statement of income.


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                Sybron Dental Specialties, Inc. and Subsidiaries
          Notes to Unaudited Pro Forma Consolidated Statement of Income

(a) All material incremental costs directly attributable to the spin-off that would have been incurred by us as an independent, publicly traded company have been recorded in the historical statement of income for the six-month period ended March 31, 2001, and accordingly, no pro forma adjustment is necessary to record additional selling, general and administrative expenses.

(b) To remove historical corporate charges from Apogent that would not have been incurred had we been an independent, publicly traded company.

(c) To record incremental interest expense of $2.3 million (or $1.4 million on an after-tax basis, or $0.04 per share on a basic and fully diluted basis) calculated on $375 million of bank debt, the funds assumed to be borrowed under our credit facilities on October 1, 2000, using a weighted average interest rate of 9.8% for the period from October 1, 2000 through December 11, 2000. This amount is in addition to the historical interest expense recorded for the same period of $5.1 million.

(d)  To eliminate intercompany interest of $0.06 million paid to us by Apogent.


(e) To amortize the $5.5 million of deferred financing fees over a seven-year period for the period from October 1, 2000 to December 11, 2000 in the amount of $0.09 million.

(f)  To reflect the income tax benefit of $0.7 million attributable to (a), (b),
     (c), (d), and (e) at the statutory rate of 40%.

(g) To remove the extraordinary loss relating to the write-off of deferred financing fees, allocated to us by Apogent of $0.5 million, net of taxes.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           SYBRON DENTAL SPECIALTIES, INC.



                                           By: /s/ Gregory D. Waller
                                           -------------------------------------
                                           Gregory D. Waller
                                           Vice President - Finance,
                                           Chief Financial Officer and Treasurer



Date:  June 1, 2001


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